Exhibit 99

KANA REPORTS RESULTS FOR THE QUARTER ENDED MARCH 31, 2004

MENLO PARK, Calif. - April 20, 2004 - KANA® (NASDAQ: KANA), a leading provider of knowledge-powered customer service applications, today announced its results for the quarter ended March 31, 2004.

Revenues in the first quarter of 2004 were $13.3 million, in line with the preliminary results issued on April 1, 2004. Revenues in the first quarter of 2003 were $18.1 million. Net loss on a GAAP (Generally Accepted Accounting Principles) basis was $4.1 million or $0.14 per share for the first quarter of 2004, compared to a net loss of $3.9 million or $0.17 per share in the first quarter of 2003. The Company's cash and short-term investments totaled approximately $33.2 million at March 31, 2004, a slight increase from $33.0 million at December 31, 2003.

Quarterly Conference Call
KANA Software, Inc. will hold its first quarter 2004 earnings conference call on Tuesday, April 20, 2004 at 1:45 p.m. (PST) / 4:45 p.m. (EST). Investors are invited to listen to KANA's quarterly conference call on the investor relations section of the Web site at www.kana.com. A replay of the Web cast will also be available at www.kana.com for a week following the completion of the call.

About KANA
KANA provides knowledge-powered customer service applications enabling organizations to better service, market to, and understand their customers and partners. Optimized for specific vertical industries, KANA's iCARE applications are in use at more than half of the world's largest 100 companies. An award- winning, modular suite of eCRM applications available on J2EE and .Net, KANA iCARE applications enable customers to do business when, where and how they want, improving customer experiences while decreasing costs in contact centers and marketing departments. KANA's partner-centric business model includes strategic relationships with the largest systems integrators in the world to support and sell KANA iCARE. For more information, visit http://www.kana.com.

Cautionary Note Regarding Forward-looking Statements Under the Private Securities Litigation Reform Act of 1995:
Information in this release regarding KANA's forecasts, projections, expectations, beliefs, and intentions are forward-looking statements that involve risks and uncertainties. These statements include statements about KANA's expected revenue, operating results, cash flows, long-term success, new business and market position. All forward-looking statements included in this release are based upon information available to KANA as of the date of this release, which may likely change, and we assume no obligation to update any such forward-looking statement. These statements are not guarantees of future performance and actual results could differ materially from our current expectations. Factors that could cause or contribute to such differences include, but are not limited to: competition in our marketplace, including introductions of new products or services, or reductions in prices, by competitors; risks associated with lack of market acceptance of KANA's products or services; inability to enhance and develop our products and services within budget and on schedule; inability to attract and retain qualified employees, to manage cash and expenditures or to expand sales; inability to manage our business in light of recent personnel reductions; KANA's history of losses; the effect of potential military action and terrorist activities; and slow economic conditions, particularly as they affect spending by our prospective customers on eCRM and similar enterprise software products. These and other factors are risks associated with our business that may affect our operating results and are discussed in KANA's filings with the Securities and Exchange Commission, including our most recent annual report on Form 10-K and our quarterly reports on Form 10-Q.

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NOTE: KANA is a registered trademark, and KANA Software, KANA iCARE, KANA Contact Center, KANA IQ, KANA ResponseIQ, KANA Response, KANA Marketing, KANA iCARE Analytics and the KANA logo are trademarks of KANA Software, Inc. All other company and product names may be trademarks of their respective owners.

KANA SOFTWARE, INC.
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)

                                                          March 31,   December 31,
                                                             2004         2003
                                                         -----------  -----------
ASSETS
Current assets:
 Cash and short-term investments....................... $    33,203  $    32,956
 Accounts receivable, net..............................       5,624        7,908
 Prepaid expenses and other current assets.............       2,941        3,527
                                                         -----------  -----------
   Total current assets................................      41,768       44,391
Restricted cash........................................         318          461
Property and equipment, net............................      14,003       15,435
Intangible assets, principally goodwill................       9,004        7,448
Other assets...........................................       2,149        2,143
                                                         -----------  -----------
    Total assets....................................... $    67,242  $    69,878
                                                         ===========  ===========
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
 Notes payable......................................... $     3,427  $     3,427
 Accounts payable......................................       3,582        2,238
 Accrued liabilities...................................      10,164       10,678
 Accrued restructuring costs...........................       3,267        3,336
 Deferred revenue......................................      20,265       20,544
                                                         -----------  -----------
  Total current liabilities............................      40,705       40,223
Deferred revenue, less current portion.................       1,193        1,265
Accrued restructuring, less current portion............       6,265        6,858
                                                         -----------  -----------
    Total liabilities..................................      48,163       48,346
Total stockholders' equity.............................      19,079       21,532
                                                         -----------  -----------
    Total liabilities and stockholders' equity......... $    67,242  $    69,878
                                                         ===========  ===========

KANA SOFTWARE, INC.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)

                                                         Three Months Ended
                                                               March 31,
                                                        --------------------
                                                           2004       2003
                                                        ---------  ---------
Revenues:
   License............................................ $   4,583  $   9,351
   Maintenance........................................     7,762      7,815
   Professional services..............................       910        943
                                                        ---------  ---------
Total revenues........................................    13,255     18,109
                                                        ---------  ---------
Cost of revenues:
   License............................................       786        918
   Maintenance........................................     1,401      1,291
   Professional services..............................     1,156      1,071
                                                        ---------  ---------
Total cost of revenues................................     3,343      3,280
                                                        ---------  ---------
Gross profit .........................................     9,912     14,829
                                                        ---------  ---------
Operating expenses:
   Sales and marketing................................     6,453      7,437
   Research and development...........................     4,984      6,080
   General and administrative.........................     2,016      2,680
   Amortization of intangible assets and
     stock-based compensation.........................       562      2,587
                                                        ---------  ---------
Total operating expenses..............................    14,015     18,784
                                                        ---------  ---------
Operating loss........................................    (4,103)    (3,955)
Other income, net.....................................        83         90
Income tax expense....................................       (66)        --
                                                        ---------  ---------
Net income (loss)..................................... $  (4,086) $  (3,865)
                                                        =========  =========

Basic and diluted net loss per share.................. $   (0.14) $   (0.17)
                                                        =========  =========

Shares used in computing basic
  and diluted net income (loss) per share.............    28,640     22,958

Contact Information:
Jessica Hohn
KANA
508/598-3356
jhohn@kana.com

Jason Ouellette/Rene Miller
PAN Communications for KANA
978/474-1900
kana@pancomm.com